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11815.DOC - Windows - 10/27/95







Board of Directors or Trustees of:


Prudential Adjustable Rate       Prudential IncomeVertible Fund
Securities Fund                  Prudential Intermediate Global
The BlackRock Government Income  Income Fund
Trust                            Prudential Multi-Sector Fund
Prudential California Municipal  Prudential Municipal Bond Fund (3
Fund (2 Portfolios)              Portfolios)
Prudential Diversified Bond      Prudential Municipal Series Fund
Fund                             (13 Portfolios)
Prudential Equity Fund           Prudential National Municipals Fund
Prudential Equity Income Fund    Prudential Pacific Growth Fund
Prudential Allocation Fund (2    Prudential Short-Term Global Income
Portfolios)                      Fund (2 Portfolios)
Prudential GNMA Fund             Prudential Structured Maturity Fund
Prudential Global Fund           Prudential U.S. Government Fund
Prudential Global Genesis Fund   Prudential Utility Fund
Prudential Global Natural        Global Utility Fund, Inc.
Resources Fund                   Nicholas-Applegate Fund.
Prudential Government Income
Fund
Prudential Growth Opportunity
Fund
Prudential High Yield Fund

We have examined the accompanying description of the Prudential Multiple Class Pricing Worksheet (the "Worksheet") application of State Street Bank and Trust Company ("State Street"), custodian and recordkeeper for the Prudential Mutual Funds (the "Funds"). Our examination included procedures to obtain reasonable assurance about whether (1) the accompanying description presents fairly, in all material respects, the aspects of State Street's policies and procedures that may be relevant to a Fund's internal control structure relating to the Worksheet, (2) the control structure policies and procedures included in the description were suitably designed to achieve the control objectives specified in the description, if those policies and procedures were complied with satisfactorily, and (3) such policies and procedures had been placed in operation as of June 30, 1995. The control objectives were specified by Prudential Mutual Fund Management. Our examination was performed in accordance with standards established by the American Institute of Certified Public Accountants and included those procedures we considered necessary in the circumstances to obtain a reasonable basis for rendering our opinion.

In our opinion, the accompanying description of the aforementioned application presents fairly, in all material respects, the relevant aspects of State Street's policies and procedures that had been placed in operation as of June 30, 1995. Also, in our opinion, the policies and procedures, as described, are suitably designed to provide reasonable assurance that the specified control objectives would be achieved if the described policies and procedures were complied with satisfactorily.

In addition to the procedures we considered necessary to render our opinion as expressed in the previous paragraph, we applied tests to specific policies and procedures, listed in Section I, to obtain evidence about their effectiveness in meeting the control objectives, described in Section I during the period from July 1, 1994 to June 30, 1995. The nature, timing, extent, and results of the tests are listed in Section II. In our opinion the policies and procedures that were tested, as described in Section II, were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives specified in Section I were achieved during the period from July 1, 1994 to June 30, 1995.

The relative effectiveness and significance of specific policies and procedures at State Street, and their effect on assessments of control risk on the Funds are dependent on their interaction with the policies, procedures, and other factors present at individual Funds. We have performed no procedures to evaluate the effectiveness of policies and procedures at individual Funds in connection with this report.

The description of policies and procedures at State Street is as of June 30, 1995, and information about tests of the operating effectiveness of specified policies and procedures covers the period from July 1, 1994 to June 30, 1995. Any projection of such information to the future is subject to the risk that, because of change, the description may no longer portray the system in existence. The potential effectiveness of specified policies and procedures at State Street is subject to inherent limitations and, accordingly, errors or irregularities may occur and not be detected. Furthermore, the projection of any conclusions, based on our findings, to future periods is subject to the risk that changes may alter the validity of such conclusions.

This report is intended solely for use by the management and Boards of Directors/Trustees of the Funds, the independent auditors of the Funds and the Securities and Exchange Commission.




August 21, 1995
                                    SECTION I

                   Policies and Procedures Placed in Operation
                   Prudential Multiple Class Pricing Worksheet


The Prudential Mutual Funds (the "Funds") have adopted a multiple class pricing system. The multiple class pricing system consists of three classes of shares (Class A, Class B and Class C for all funds except the Florida Series of Prudential Municipal Series Fund. This Fund offers Class A and Class D shares.) for the Funds. The Class A shares are subject to a front-end sales load and the Class B, Class C and Class D shares are subject to a contingent deferred sales charge. Each of the classes of shares represent interests in the same portfolio of investments of the respective Fund and are identical in all respects, except that each class is subject to different distribution expenses and has exclusive voting rights with respect to the Rule 12b-1 distribution plan pursuant to which such distribution expenses are paid.

In order to allocate income and expenses among the classes of shares, State Street Bank and Trust Company (the Funds' custodian and recordkeeper) utilizes the Prudential Multiple Class Pricing Worksheet (the "Worksheet") (see Exhibit
I). The Worksheet is a manual supplementary application that extracts relevant data from the Funds' primary accounting system, allocates income and expenses among the classes of shares and computes the daily net asset value and, if applicable, the dividend/distribution for each class of shares. Internal accounting controls that are relevant to the Fund can be divided into two components - controls related to the mutual fund accounting system resident at State Street Bank and Trust Company (the "primary accounting system") and controls related to the Worksheet.

The specific control objectives and policies and procedures relating to the Worksheet are described on pages 4, 5 and 6. A description of the tests of the policies and procedures designed to obtain evidence about the operating effectiveness of those policies and procedures in achieving the specific control objectives is included in Section II.

                 Control Objectives and Policies and Procedures
                   Prudential Multiple Class Pricing Worksheet


The Worksheet is a supplementary manual application to the Funds' primary accounting system. Certain data is extracted from the primary accounting system to allocate income and expenses and to calculate the daily net asset value and, if applicable, dividends/distributions for each class of shares. The primary accounting system includes the details of transactions in accordance with the Investment Company Act of 1940, as amended.

The following represents the internal accounting control objectives and policies and procedures for the allocation of income and expenses and the computation of the net asset value and, if applicable, the dividend/distribution for each class of shares utilizing the Worksheet. It does not cover the internal accounting control policies and procedures surrounding the processing of information into the Funds' primary accounting system.

                                             CONTROL POLICIES    CONTROL
OBJECTIVES                         AND PROCEDURES

A.                                    Capital share activity as reported by the
1.                                    Daily, the transfer agent forwards reports
of
  Fund's transfer agent is recorded for each           capital share activity
for each class which
  class in an accurate and timely manner by       includes a summary of
subscriptions,
  the Fund.                             redemptions, exchanges and other
                                        information (the "Supersheet").  The
                                        opening day's balance for shares
outstanding
                                        and current day activity is recorded
                                        on the Worksheet.

                                             2.   Estimated interim share
                                        activity for the current day not
                                        recorded in the Supersheet is received
                                        via telefax from the transfer agent and
                                        is recorded for each class on the
                                        Worksheet.

                                             3.   A report of outstanding shares
                                        eligible for dividends is received from
                                        the transfer agent and is recorded for
                                        each class on the Worksheet.

B.                                      Net Asset Value ("NAV") and, if
                                        applicable,    1.   The prior days
                                        ending NAV per share
                                        the dividend/distribution for each class
                                        (unrounded) for each class is agreed to
                                        the
                                        are accurately computed on a daily
                                        basis.         prior day's Worksheet.

                                             2.   The daily net capital stock
                                        activity for each class for the current
                                        day is agreed to the Supersheet as
                                        described in Control Procedures A.1, 2.
                                        and 3., above.

                                            CONTROL POLICIES
    CONTROL OBJECTIVES                       AND PROCEDURES

                                             3.   Percentage Assets by Class and
                                        Percentage Dividend Assets by Class are
                                        calculated for each class based upon
                                        information from the prior day
                                        Worksheet, the Supersheet and the
                                        telefax from the transfer agent.

                                             4.   Allocate investment income
                                        among classes based on the appropriate
                                        asset allocation percentage for each
                                        class.

                                             5.   Agree composite income
                                        accounts, management fees, other
                                        expenses, realized gains and losses, and unrealized appreciation/depreciation to the primary accounting system of the Fund.

                                             6.   Allocate expenses among
                                        classes as follows:

                                             a.        Expenses directly
                                        attributable
                                                            to each class (12b-1
                                        distribution
                                                            expenses) are
                                        calculated and
                                                            recorded to that
                                        class.

                                             b.        Expenses attributable to
                                        both classes
                                                            are allocated in
                                        accordance with the
                                                            appropriate asset
                                        allocation
                                                            percentage for each
                                        class.

                                         7.       Allocate realized and
                                        unrealized          gains and losses
                                        among the classes in accordance with the appropriate asset allocation percentage of each class.

                                         8.  Record dividends/distributions to
                                        shareholders of each class in the
                                        primary accounting system.

                                         9.  Aggregate the net assets for each
                                        class and agree to the total net assets
                                        per the primary accounting system.

                                         10. For each class, reconcile the
                                        current day's NAV and, if applicable,
                                        the dividend/distribution to the
                                        previous day's NAV and
                                        dividend/distribution for each class.
                                            CONTROL POLICIES
    CONTROL OBJECTIVES                       AND PROCEDURES

                                         11. The above procedures are reviewed
                                        by the Fund supervisor or manager.

                                   SECTION II

                        Tests of Operating Effectiveness
                   Prudential Multiple Class Pricing Worksheet
                          July 1, 1994 to June 30, 1995


We reviewed the methodology and procedures for calculating the daily net asset value and, if applicable, the dividends/distributions of the classes of shares and the allocation of income and expenses among the classes of shares.

The following are the detailed procedures which we performed with respect to the Worksheet. These procedures were performed for selected days encompassing all Funds subject to multiple class pricing during the year ended June 30, 1995, which we believe is a representative sample, to test compliance with the control policies and procedures as described in Section I.

Prudential Mutual Fund Management, Inc. is the manager of the Funds and has represented to us that adequate facilities are in place to ensure implementation of the methodology and procedures for calculating the net asset value and dividends/distributions of the classes of shares and the allocation of income and expenses among the classes of shares. Based on our review of the description of the policies and procedures of the Worksheet, as described in
Section I, and performance of tests of operating effectiveness as described in
Section II, we concur with such representation.

          Agreed "Prior Day NAV Per Share" to the previous day's Worksheet.

          Agreed "Shares Outstanding Beginning of the Day" to the previous day's Worksheet and to the transfer agency records for each class.

          Recalculated "Activity/Estimate" by adding the estimated interim share activity reported via fax from the transfer agent and the current day's "Capital Stock Activity" reported on the Supersheet for each class.

          Recalculated "Current Shares Outstanding" by adding "Shares Outstanding Beginning of the Day" and "Activity/Estimate" for each class.

          Recalculated for each class "Adjusted Total Assets" by multiplying "Prior Day NAV Per Share" by "Current Shares Outstanding".

          Recalculated "Percentage Assets-Class A/Front End" by dividing "Adjusted Total Assets-Class A/Front End" by "Adjusted Total Assets Composite".

          Recalculated "Percentage Assets-Class B(D)/Back End" by dividing "Adjusted Total Assets-Class B(D)/Back End" by "Adjusted Total Assets Composite".

          Agreed "Dividend Shares" to the transfer agency records for each class.

          Recalculated "Current Dividend Shares" by adding "Dividend Shares Beginning of Day" and "Activity/Estimate" for each class.

          Recalculated for each class "Adjusted Dividend Assets" by multiplying "Prior Day NAV Per Share" by "Current Dividend Shares".

          Recalculated "Percentage Dividend Assets-Class A/Front End" by dividing "Adjusted Dividend Assets-Class A/Front End" by "Adjusted Dividend Assets Composite".

          Recalculated "Percentage Dividend Assets-Class B(D)/Back End" by dividing "Adjusted Dividend Assets-Class B(D)/Back End" by "Adjusted Dividend Assets Composite".

          Agreed composite total of each component of income to the primary accounting system.

          Recalculated the allocation for each class of each component of income for daily dividend funds by multiplying the composite total by "Percentage Dividend Assets-Class A/Front End" and "Percentage Dividend Assets-Class B(D)/Back End," and for non-daily dividend funds by multiplying the composite total by "Percentage Assets-Class A/Front End" and "Percentage Assets-Class B(D)/Back End".

          Recalculated "Daily Income," composite and for each class, by totaling each component of income.

          Agreed composite total "Management Fee" and "Other Fixed Expenses" to the primary accounting system.

          Recalculated the allocation for each class of "Management Fee" and "Other Fixed Expenses" for daily dividend funds by multiplying the composite total by "Percentage Dividend Assets-Class A/Front End" and "Percentage Dividend Assets-Class B(D)/Back End," and non-daily dividend funds by multiplying the composite total by "Percentage Assets-Class A/Front End" and "Percentage Assets-Class B(D)/Back End".

          Agreed the "12b-1 Fee-Class A/Front End" and "12b-1 Fee-Class B(D)/Back End" to the respective "PC Expense Worksheet".

          Recalculated "Daily Expense," composite and for each class, by totaling "Management Fee," "12b-1 Fee" and "Other Fixed Expenses".

          Recalculated "Daily Net Income" for each class by subtracting "Daily Expense" from "Daily Income".

          Recalculated "Dividend Rate" for each class for daily dividend funds by dividing "Daily Net Income" by "Dividend Shares Beginning of Day-Class A/Front End" and "Dividend Shares Beginning of Day-Class B(D)/Back End".

          Agreed "Daily Income" and "Income Distribution" for each class to the primary accounting system.


          Agreed the "Capital Gain Distribution" to the amount recorded in the primary accounting system.

          Agreed composite total "Realized Gain/Loss" and "Unrealized Appreciation/Depreciation" to the primary accounting system.

          Recalculated the allocation for each class of "Realized Gain/Loss" and "Unrealized Appreciation/Depreciation" by multiplying the composite amount by the "Percentage Assets-Class A/Front End" and "Percentage Assets-Class B(D)/Back End".

          Agreed "Prior Days Net Assets" to the previous day's Worksheet.

          Recalculated "Net Assets", composite and for each class, by totaling "Daily Net Income", "Income Distributed", "Capital Stock Activity", "Capital Gain Distribution", "Realized Gain/Loss", "Unrealized Appreciation/Depreciation", and "Prior Days Net Assets".

          Recalculated "NAV Per Share" dividing the "Net Assets-Class A/Front End" and "Net Assets - Class B(D)/Back End" by "Current Shares Outstanding
     - Class A/Front End" and "Current Shares Outstanding - Class B(D)/Back End", respectively.

          Recalculated "Offering Price" for Class A shares by applying the "Load" percentage as stated in the fund's prospectus.